Enovis Announces Second Quarter 2022 Results

•Sales of $395 million include 11% reported growth, 3% organic growth and 5% sales-per-day growth
•Reported operating income of $6 million, while adjusted EBITDA increased 11% to $56 million
•Reported earnings per diluted share from continuing operations of $2.21; expanded adjusted earnings per share 44% to $0.59.
•Full year adjusted EBITDA and EPS outlooks updated to reflect currency impact and Q2 tax benefit

WILMINGTON, DE, August 4, 2022 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven, medical technology growth company, today announced its financial results for the second quarter of 2022. The company will host an investor conference call and live webcast to discuss these results today at 8:00am ET.
Second Quarter Financial Results

Second quarter net sales of $395 million increased 11%, with organic growth of 3% or 5% on a sales per day basis. Enovis also posted second quarter operating income of $6 million and adjusted EBITDA of $56 million, 11% higher than the $51 million in the prior year period. Current year second quarter adjusted EBITDA results included approximately $2 million of currency pressure that developed during the quarter.

The Company reported second quarter 2022 net income from continuing operations of $121 million, or $2.21 per diluted share, and adjusted earnings per share of $0.59 as compared with $0.41 per share in the prior year period. Second quarter 2022 adjusted earnings per share included an approximate $0.10 one-time tax planning benefit following the spin-off of ESAB Corporation on April 4, 2022.

“We again achieved faster growth than our markets this quarter in both of our business segments,” said Matt Trerotola, Chief Executive Officer of Enovis. “We are executing our strategic priorities, investing in innovation and acquisitions to support our goal to achieve a sustainable high-single-digit organic growth rate by 2024. Our teams are using our Enovis Growth Excellence (EGX) business system to drive continuous improvement, address challenges in our markets and supply chains, and support our longer-term growth and margin expansion objectives.”

Business Highlights
•The Company recently announced that it completed the acquisition of Insight Medical Systems. Insight’s flagship solution ARVIS® (Augmented Reality Visualization and Information System) is the only FDA-cleared, real-time, hands-free augmented reality technology engineered for orthopedic surgeons so they can visualize precision guidance when performing hip and knee surgery with the support of AR. Initial commercial launch of the product began in the U.S. in the third quarter of 2022.

•Enovis acquired 360 Med Care Pty Ltd, an Australian value-added distributor of orthopedic products providing distribution and surgical planning, delivery and rehabilitation services. This acquisition expands the Company’s access to the Australian orthopedic market and includes a strong portfolio of digital technologies.

•Enovis launched the next generation of MaxTrax™. Engineered for customized healing, the new ProCare® MaxTrax 2.0 Air Walking Boots are designed with innovative features to improve healing and recovery.

•The Company made progress toward its Mathys synergy objectives, and it also released two additional implant sizes in its flagship RM Pressfit vitamys® acetabular cup range that expand applications for its hip reconstruction offering.

2022 Outlook

"Our teams continue to successfully battle supply chain friction, inflation, and inconsistent market recovery,” said Mr. Trerotola. “We have been achieving our operating guidance this year, but currency pressures are now expected to be a significant headwind in 2022. Accordingly, we are adjusting our full year outlook.”

Enovis reaffirmed its expectation for 2022 organic growth of 6-9%. The Company updated its 2022 adjusted EBITDA outlook to $235-255 million, and it updated its adjusted EPS guidance to $2.15-$2.35 to reflect currency pressures and the second quarter tax planning benefit.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website. For those planning to participate on the call, please dial (800) 715-9871 (U.S. callers) or +1 (646) 307-1963 (International callers) and provide the conference ID 1950250. A link to a replay of the call will also be available on the Enovis website later in the day.

ABOUT ENOVIS

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, including the anticipated benefits of the separation of Enovis’ fabrication technology and specialty medical technology businesses (the “Separation”) and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the scope and duration of the outbreak, the rise, prevalence and severity of variants of the virus, material delays and cancellations of medical procedures, the nature and effectiveness of actions and restrictive measures by governments, businesses and individuals in response to the situation, and their impact on the global and regional economies, financial markets, creditworthiness and financial viability of customers, and overall demand for our products; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; the potential to incur significant liability if the Separation is determined to be a taxable transaction or the remaining portion of our investment in ESAB Corporation is monetized in a taxable manner; the ability to realize the anticipated benefits of the Separation, the financial and operating performance of the company following the Separation; volatility associated with ESAB Corporation’s share price and the related value of our investment in ESAB Corporation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin and organic sales growth.

Adjusted net income from continuing operations represents net income (loss) from continuing operations excluding restructuring and other related charges, European Union Medical Device Regulation (“MDR”) and related costs, amortization of acquired intangibles, inventory step up costs, strategic transaction costs, debt extinguishment costs, insurance settlement gain, unrealized gain on the Company’s investment in ESAB Corporation, and stock compensation costs. Adjusted net income adjusts interest expense to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completing of the refinancing transactions in connection with the Separation, and it includes the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted net income per diluted share from continuing operations represents adjusted net income from continuing operations divided by the number of adjusted diluted weighted average shares. Both GAAP and non-GAAP diluted net income per share data are computed based on weighted average shares outstanding and, if there is net income from continuing operations (rather than net loss) during the period, the dilutive impact of share equivalents outstanding during the period. Diluted weighted average shares outstanding and adjusted diluted weighted average shares outstanding are calculated on the same basis except for the net income or loss figure used in determining whether to include such dilutive impact.

Free cash flow represents cash flow from operating activities excluding cash outflows related to the Separation, less purchases of property, plant and equipment, and adjusts interest expense to reflect pro forma expected interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completion of the refinancing transactions in connection with the Separation.

Adjusted EBITDA represents operating income from continuing operations excluding restructuring and other related charges, MDR and related costs, strategic transaction costs, stock-based compensation costs, depreciation and amortization, amortization of acquired intangibles, insurance settlement gain, and inventory step up costs. Enovis presents adjusted EBITDA margin, which is subject to the same adjustments as adjusted EBITDA. Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Derek Leckow
Vice President, Investor Relations
Enovis Corporation
+1-302-421-1971
investorrelations@enovis.com

Enovis Corporation
Condensed Combined Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021

Net sales	$395,117	$356,124	$770,574	$667,207
Cost of sales	179,211	155,531	348,768	295,332
Gross profit	215,906	200,593	421,806	371,875
Gross profit margin	54.6%	56.3%	54.7%	55.7%
Selling, general and administrative expense	225,481	197,913	444,747	375,992
Research and development expense	15,661	11,039	30,503	21,402
Insurance settlement gain	(33,034)	—	(33,034)	—
Restructuring and other related charges	2,245	1,992	4,664	2,963
Operating income (loss)	5,553	(10,351)	(25,074)	(28,482)
Operating income (loss) margin	1.4%	(2.9)%	(3.3)%	(4.3)%
Interest expense, net	4,546	5,689	11,610	18,629
Debt extinguishment charges	20,104	29,870	20,104	29,870
Unrealized gain on investment in ESAB Corporation	(135,537)	—	(135,537)	—
Income (loss) from continuing operations before income taxes	116,440	(45,910)	78,749	(76,981)
Income tax expense (benefit)	(4,211)	(3,783)	(3,847)	(3,000)
Net income (loss) from continuing operations	120,651	(42,127)	82,596	(73,981)
Income (loss) from discontinued operations, net of taxes	(43,666)	71,829	10,690	123,923
Net income	76,985	29,702	93,286	49,942
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	130	355	397	645
Less: net income attributable to noncontrolling interest from discontinued operations - net of taxes	—	705	966	1,581
Net income attributable to Enovis Corporation	$76,855	$28,642	$91,923	$47,716
Net income (loss) per share - basic
Continuing operations	$2.23	$(0.83)	$1.52	$(1.53)
Discontinued operations	$(0.81)	$1.39	$0.18	$2.50
Consolidated operations	$1.42	$0.56	$1.70	$0.98
Net income (loss) per share - diluted
Continuing operations	$2.21	$(0.83)	$1.51	$(1.53)
Discontinued operations	$(0.80)	$1.39	$0.18	$2.50
Consolidated operations	$1.41	$0.56	$1.69	$0.98

Enovis Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended July 2, 2021	$266.9		$89.2		$356.1
Components of Change:
Existing businesses(1)	5.4	2.0%	5.1	5.7%	10.5	2.9%
Acquisitions(2)	—	—%	37.4	41.9%	37.4	10.5%
Foreign currency translation(3)	(8.5)	(3.2)%	(0.3)	(0.4)%	(8.8)	(2.5)%
	(3.1)	(1.2)%	42.1	47.2%	39.0	10.9%
For the three months ended July 1, 2022	$263.8		$131.3		$395.1
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the six months ended July 2, 2021	$501.6		$165.6		$667.2
Components of Change:
Existing businesses(1)	19.9	4.0%	13.8	8.3%	33.7	5.1%
Acquisitions(2)	—	—%	83.0	50.1%	83.0	12.4%
Foreign currency translation(3)	(12.9)	(2.6)%	(0.5)	(0.3)%	(13.4)	(2.0)%
	7.0	1.4%	96.4	58.1%	103.4	15.5%
For the six months ended July 1, 2022	$508.6		$262.0		$770.6
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Adjusted Net Income and Adjusted Net Income Per Share
Net income from continuing operations attributable to Enovis Corporation(1) (GAAP)	$120.5	$(42.5)	$82.2	$(74.6)
Restructuring and other related charges - pretax(2)	2.6	2.0	5.5	3.0
MDR and related costs - pretax(3)	4.4	1.9	7.0	3.7
Amortization of acquired intangibles - pretax	31.8	29.5	62.6	57.0
Inventory step-up - pretax	4.9	0.4	10.0	2.3
Strategic transaction costs - pretax(4)	12.7	4.0	24.4	4.4
Debt extinguishment charges - pretax	20.1	29.9	20.1	29.9
Pro forma interest expense adjustment(5)	3.3	4.7	9.5	16.6
Insurance settlement gain	(33.0)	—	(33.0)	—
Unrealized gain on investment in ESAB Corporation	(135.5)	—	(135.5)	—
Stock-based compensation	7.8	6.8	14.5	12.7
Tax adjustment(6)	(7.4)	(15.4)	(14.9)	(20.9)
Adjusted net income from continuing operations (non-GAAP)	$32.2	$21.3	$52.5	$34.1
Adjusted net income margin from continuing operations	8.2%	6.0%	6.8%	5.1%
Weighted-average shares outstanding - diluted (in thousands)	54,522	51,954	54,459	49,595

Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.59	$0.41	$0.96	$0.69

Net income per share - diluted from continuing operations (GAAP)	$2.21	$(0.83)	$1.51	$(1.53)
__________
(1) Net income from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes, of $0.1 million and $0.4 million for the three and six months ended July 1, 2022, respectively, and $0.4 million and $0.6 million for the three and six months ended July 2, 2021, respectively.
(2) Restructuring and other related charges includes $0.3 million and $0.8 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the three and six months ended July 1, 2022.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017 (“MDR”). These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) For the three and six months ended July 1, 2022, Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions. For the three and six months ended July 2, 2021, Strategic transaction costs includes costs related to the Separation.
(5) Adjusts interest expense to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completion of the refinancing transactions in connection with the Separation and is applied to all periods presented for the comparability of results.
(6) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 8.9% and 17.2% for the three and six months ended July 1, 2022, respectively, and 35.0% and 34.1% for the three and six months ended July 2, 2021, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
	(Dollars in millions)
Operating income (loss) from continuing operations (GAAP)	$5.6	$(10.4)	$(25.1)	$(28.5)
Adjusted to add (deduct):
Restructuring and other related charges(1)	2.6	2.0	5.5	3.0
MDR and other costs(2)	4.4	1.9	7.0	3.7
Strategic transaction costs(3)	12.7	4.0	24.4	4.4
Stock-based compensation	7.8	6.8	14.5	12.7
Depreciation and other amortization	19.5	16.4	38.0	33.2
Amortization of acquired intangibles	31.8	29.5	62.6	57.0
Insurance settlement gain(4)	(33.0)	—	(33.0)	—
Inventory step-up	4.9	0.4	10.0	2.3
Adjusted EBITDA (non-GAAP)	$56.2	$50.6	$103.9	$87.9
Adjusted EBITDA margin (non-GAAP)	14.2%	14.2%	13.5%	13.2%
__________
(1) Restructuring and other related charges includes $0.3 million and $0.8 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the three and six months ended July 1, 2022.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) For the three and six months ended July 1, 2022, Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions. For the three and six months ended July 2, 2021, Strategic transaction costs includes costs related to the Separation.
(4) Insurance settlement gain related to the Company’s 2019 acquisition of DJO.

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	July 1, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$95,605	$680,252
Trade receivables, less allowance for credit losses of $8,182 and $6,589	255,201	254,958
Inventories, net	400,852	356,233
Prepaid expenses	29,529	26,046
Other current assets	33,782	29,176
Investment in ESAB Corporation	263,070	—
Total current assets associated with discontinued operations	—	956,614
Total current assets	1,078,039	2,303,279
Property, plant and equipment, net	226,894	235,113
Goodwill	1,925,201	1,934,258
Intangible assets, net	1,114,325	1,154,028
Lease asset - right of use	71,032	76,485
Other assets	88,224	74,700
Total non-current assets associated with discontinued operations	—	2,738,049
Total assets	$4,503,715	$8,515,912

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$449,459	$7,701
Accounts payable	159,136	155,208
Accrued liabilities	204,206	225,391
Total current liabilities associated with discontinued operations	—	635,284
Total current liabilities	812,801	1,023,584
Long-term debt, less current portion	—	2,078,625
Non-current lease liability	55,208	56,549
Other liabilities	144,243	122,159
Total non-current liabilities associated with discontinued operations	—	573,562
Total liabilities	1,012,252	3,854,479
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 54,111,118 and 52,083,078 shares issued and outstanding as of July 1, 2022 and December 31, 2021, respectively	54	52
Additional paid-in capital	2,897,207	4,544,315
Retained earnings	680,947	589,024
Accumulated other comprehensive loss	(88,941)	(516,013)
Total Enovis Corporation equity	3,489,267	4,617,378
Noncontrolling interest	2,196	44,055
Total equity	3,491,463	4,661,433
Total liabilities and equity	$4,503,715	$8,515,912

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Six Months Ended
	2022	2021
Cash flows from operating activities:
Net income	$93,286	$49,942
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation, amortization and other impairment charges	117,300	128,721
Stock-based compensation expense	19,793	17,262
Unrealized gain on investment in ESAB Corporation	(135,537)	—
Debt extinguishment charges	20,104	29,870
Changes in operating assets, liabilities, income taxes payable and other, net	(154,259)	(63,043)
Net cash (used in) provided by operating activities	(39,313)	162,752
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(47,796)	(44,641)
Proceeds from sale of property, plant and equipment	2,746	3,191
Acquisitions, net of cash received, and investments	(35,123)	(230,650)
Net cash used in investing activities	(80,173)	(272,100)
Cash flows from financing activities:
Repayments of borrowings, net	(1,628,896)	(627,743)
Distribution from ESAB Corporation, net	1,143,369	—
Proceeds from issuance of common stock, net	1,727	730,002
Payment of debt extinguishment costs	(12,704)	(24,375)
Deferred consideration payments and other	(9,795)	(6,201)
Net cash (used in) provided by financing activities	(506,299)	71,683
Effect of foreign exchange rates on Cash and cash equivalents and Restricted Cash	2,020	(1,095)
Decrease in Cash and cash equivalents and Restricted cash	(623,765)	(38,760)
Cash and cash equivalents and Restricted Cash, beginning of period	719,370	101,069
Cash and cash equivalents, end of period	$95,605	$62,309

Enovis Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Free Cash Flow
Dollars in millions
(Unaudited)

Six Months Ended
July 1, 2022

Net cash used in operating activities (GAAP)	$(39.3)
Purchases of property, plant and equipment (GAAP)	(47.8)
Cash used (net) in discontinued operations(1)	35.5
Adjustment for pro forma capital structure(2)	27.0
Payments related to the Separation included in continuing operations	12.6
Stand-alone pro forma free cash flow (non-GAAP)	$(12.0)
(1) Includes cash payments of $41.2 million related to Separation expenses and $5.9 million for purchases of property, plant and equipment.
(2) Adjusts interest payments to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completion of the refinancing transactions in connection with the Separation.